SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 28, 2006
(Date of earliest event reported)

Smart Video Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-26809	91-1962104
(State of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

3505 Koger Boulevard
Suite 400
Duluth, GA 30096
(Address of principal executive offices)

(770) 279-3100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry Into a Material Definitive Agreement

ITEM 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 28, 2006, SmartVideo Technologies, Inc. (the “Company”) and David R. Ross entered into an employment agreement (“Employment Agreement”), pursuant to which Mr. Ross will serve as the Company’s President for a period of two years. Mr. Ross is entitled to a base salary of $200,000 per annum, which may be increased at the discretion of the Compensation Committee of the Board of Directors. The Company also granted Mr. Ross an Incentive Stock Option (“ISO”) to purchase an aggregate of 476,190 shares of the Company’s common stock (“Common Stock”) and a Non-qualified Stock Option (“NQSO”) to purchase an aggregate of 523,810 shares of the Common Stock. The ISO and the NQSO are each exercisable at $2.10 per share for a period of ten years from the grant date. The ISO vests in the following percentages and at the following times: (1) 10% of the shares vested on February 28, 2006, and (2) 10% of the shares vest on each anniversary date thereof for the succeeding nine years. The NQSO vests in the following percentages and at the following times: (1) 50% of the shares vested on February 28, 2006, and (2) the balance of the shares vest on February 28, 2007.

The Company will reimburse Mr. Ross the rental costs of an apartment or condominium unit in Atlanta, Georgia, not to exceed $1,500 per month. The Employment Agreement may be terminated with or without “cause” (as defined in the agreement) and contains customary non-competition, confidentiality and indemnification provisions. If the Employment Agreement is terminated by the Company without cause or by Mr. Ross with advance “Notice of Termination,” a pro rata portion of Mr. Ross’s unvested options will vest immediately. If the Employment Agreement is terminated by the Company with cause or by Mr. Ross without advance Notice of Termination, then Mr. Ross forfeits the options that have not vested as of the date of termination or resignation.

In connection with the appointment of Mr. Ross as President, Richard E. Bennett, Jr., who has served as the Company’s President since November 2002, resigned from that position. However, Mr. Bennett will remain with the Company as its Chief Executive Officer and a member of the Board of Directors.

From October 1994 to February 2006, Mr. Ross served in various capacities at Clear Channel Communications, Inc., a diversified media company involved in radio broadcasting, outdoor advertising and live entertainment. From October 2003 to February 2006, Mr. Ross served as a Regional Vice-President and was responsible for managing a division of Clear Channel consisting of 25 radio properties grossing in excess of $82 million annually.

ITEM 9.01    Financial Statements and Exhibits

(c)	Exhibits:
10.1	Employment Agreement dated February 28, 2006 between SmartVideo Technologies Inc. and David R. Ross.
99.1	Press release issued by SmartVideo Technologies, Inc. on March 6, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTVIDEO TECHNOLOGIES, INC.

By:	/s/ Richard E. Bennett, Jr.
Name: Richard E. Bennett, Jr.
Title: Chief Executive Officer

Date: March 6, 2005

EXHIBIT INDEX

Exhibit	Description
10.1	Employment Agreement dated February 28, 2006 between SmartVideo Technologies Inc. and David R. Ross.
99.1	Press release issued by SmartVideo Technologies, Inc. on March 6, 2006.